SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Massachusetts Municipal Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Have you received a proxy request recently? Help your fund keep expenses down by voting promptly; costs of additional proxy solicitations are borne by the fund. Answer the day you receive the notice with toll-free touch-tone voting - your vote is recorded immediately.

Link to summary

Company-wide - URGENT! Proxy votes are needed for the following funds:

  Spartan® Massachusetts Municipal Income Fund
  Fidelity® Massachusetts Municipal Money Market Fund
  Spartan Massachusetts Municipal Money Market Fund
  Spartan Municipal Income Fund
  Spartan Short-Intermediate Municipal Income Fund

You can vote via telephone by calling 1-800-848-3155, toll-free weekdays from 8 a.m. - 11 p.m. EST and Saturdays from 11 a.m. - 6 p.m. EST and your vote will be recorded by a representative of D.F. King, Inc., an independent proxy solicitation firm.

To vote with a touch-tone phone call the toll-free number on your proxy ballot card(s) and follow the recorded instructions.

To vote by fax, fax the front and back of your signed proxy card to the proxy tabulator at 1-888-451-8683.

To vote via mail, send in your signed proxy card right away.

We appreciate your immediate attention to this urgent request. If you have any further questions, please call 1-800-544-3198.